Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue and Net Income
Company Achieves 22 Percent Year-Over-Year Annual Revenue Growth in Fiscal 2016

SAN JOSE, Calif. - Dec. 15, 2016 - Adobe (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year 2016 ended Dec. 2, 2016.
In its fourth quarter of fiscal year 2016, Adobe achieved record quarterly revenue of $1.61 billion, representing year-over-year growth of 23 percent. In fiscal year 2016, Adobe achieved record annual revenue of $5.85 billion, representing year-over-year growth of 22 percent. The company also achieved record quarterly net income, cash flow and deferred revenue during its fourth quarter.
“Adobe’s market-leading digital media and digital marketing solutions are revolutionizing how customers design and deliver exceptional digital experiences,” said Shantanu Narayen, president and chief executive officer of Adobe. “We enter 2017 with significant market momentum and strong technology tailwinds.”
“Across our business, Adobe had a strong 2016 as we met or exceeded all of our key financial targets for the year,” said Mark Garrett, Adobe executive vice president and chief financial officer. “We are uniquely positioned as a cloud provider to deliver both top line and bottom line growth.”
Fourth Quarter Financial Highlights

•	Adobe achieved record quarterly revenue of $1.61 billion in its fourth quarter of fiscal year 2016, representing 23 percent year-over-year growth.

•	Diluted earnings per share were $0.80 on a GAAP-basis, and $0.90 on a non-GAAP basis.

•	Digital Media segment revenue was $1.08 billion, with Creative revenue growing 33 percent year-over-year to $886 million.

•	Strong Creative Cloud and Document Cloud adoption drove Digital Media Annualized Recurring Revenue (“ARR”) to $4.01 billion exiting the quarter, a quarter-over-quarter increase of $316 million.

•	Adobe Marketing Cloud achieved record revenue of $465 million, representing 32 percent year-over-year growth.

•	Year-over-year operating income grew 63 percent and net income grew 79 percent on a GAAP-basis; operating income grew 44 percent and net income grew 45 percent on a non-GAAP basis.

•	Cash flow from operations was a record $696 million.

•	The company repurchased approximately 3.2 million shares during the quarter, returning $331 million of cash to stockholders.

Fiscal Year 2016 Financial Highlights

•	Adobe achieved record annual revenue of $5.85 billion in fiscal year 2016, representing 22 percent year-over-year growth.

•	The company reported annual GAAP diluted earnings per share of $2.32 and non-GAAP diluted earnings per share of $3.01.

•	Adobe grew Digital Media ARR by $1.13 billion during the year and exited the year with $4.01 billion.

•	Adobe Marketing Cloud achieved $1.63 billion in annual revenue, representing 20 percent year-over-year growth.

•	Adobe generated $2.2 billion in operating cash flow during the year.

•	Deferred revenue grew to an all-time high of $2.01 billion, and unbilled backlog grew to approximately $3.42 billion.

•	The company repurchased 10.4 million shares during the year, returning $1.01 billion of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Adobe to Webcast Earnings Conference Call
Adobe will webcast its fourth quarter and fiscal year 2016 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to product and technology innovation, business momentum, the impact of our products and services to our customers, revenue, annualized recurring revenue, bookings, earnings per share and operating cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and offer products and services that meet customer requirements, introduction of new products, services and business models by competitors, failure to successfully manage transitions to new business models and markets, uncertainty in economic conditions and the financial markets, fluctuations in subscription renewal rates, complex and unpredictable sales cycles for some enterprise offerings, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, changes in accounting principles, and failure to realize the anticipated benefits of past or future acquisitions. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2015 ended Nov. 27, 2015, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2016.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our year ended Dec. 2, 2016, which Adobe expects to file in Jan. 2017.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2016 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	December 2, 2016	November 27, 2015	December 2, 2016	November 27, 2015
Revenue:
Subscription	$1,262,273	$907,434	$4,584,833	$3,223,904
Product	221,926	284,496	800,498	1,125,146
Services and support	124,220	114,474	469,099	446,461
Total revenue	1,608,419	1,306,404	5,854,430	4,795,511

Cost of revenue:
Subscription	122,196	106,368	461,860	409,194
Product	17,427	24,320	68,917	90,035
Services and support	76,933	70,673	289,131	245,088
Total cost of revenue	216,556	201,361	819,908	744,317

Gross profit	1,391,863	1,105,043	5,034,522	4,051,194

Operating expenses:
Research and development	257,849	220,514	975,987	862,730
Sales and marketing	495,042	441,472	1,910,197	1,683,242
General and administrative	148,477	134,052	577,710	531,919
Restructuring and other charges	(285)	521	(1,508)	1,559
Amortization of purchased intangibles	18,500	18,050	78,534	68,649
Total operating expenses	919,583	814,609	3,540,920	3,148,099

Operating income	472,280	290,434	1,493,602	903,095

Non-operating income (expense):
Interest and other income (expense), net	553	22,399	13,548	33,909
Interest expense	(17,518)	(16,515)	(70,442)	(64,184)
Investment gains (losses), net	1,385	622	(1,570)	961
Total non-operating income (expense), net	(15,580)	6,506	(58,464)	(29,314)
Income before income taxes	456,700	296,940	1,435,138	873,781
Provision for income taxes	57,087	74,235	266,356	244,230
Net income	$399,613	$222,705	$1,168,782	$629,551
Basic net income per share	$0.81	$0.45	$2.35	$1.26
Shares used to compute basic net income per share	495,641	498,384	498,345	498,764
Diluted net income per share	$0.80	$0.44	$2.32	$1.24
Shares used to compute diluted net income per share	501,176	506,012	504,299	507,164

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 2, 2016	November 27, 2015
ASSETS

Current assets:
Cash and cash equivalents	$1,011,315	$876,560
Short-term investments	3,749,985	3,111,524
Trade receivables, net of allowances for doubtful accounts of $6,214 and $7,293, respectively	833,033	672,006
Prepaid expenses and other current assets	245,441	161,802
Total current assets	5,839,774	4,821,892

Property and equipment, net	816,264	787,421
Goodwill	5,406,474	5,366,881
Purchased and other intangibles, net	414,405	510,007
Investment in lease receivable	80,439	80,439
Other assets	149,758	159,832
Total assets	$12,707,114	$11,726,472

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$88,024	$93,307
Accrued expenses	739,630	679,884
Income taxes payable	38,362	6,165
Deferred revenue	1,945,619	1,434,200
Total current liabilities	2,811,635	2,213,556

Long-term liabilities:
Debt	1,902,068	1,907,231
Deferred revenue	69,131	51,094
Income taxes payable	184,381	256,129
Deferred income taxes	217,660	208,209
Other liabilities	97,404	88,673
Total liabilities	5,282,279	4,724,892

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	4,616,331	4,184,883
Retained earnings	8,114,517	7,253,431
Accumulated other comprehensive income (loss)	(173,602)	(169,080)
Treasury stock, at cost (106,580 and 103,025 shares, respectively), net of reissuances	(5,132,472)	(4,267,715)
Total stockholders' equity	7,424,835	7,001,580
Total liabilities and stockholders' equity	$12,707,114	$11,726,472

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	December 2, 2016	November 27, 2015
Cash flows from operating activities:
Net income	$399,613	$222,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	81,860	86,359
Stock-based compensation expense	87,530	81,022
Gain on sale of property	—	(21,415)
Unrealized investment gains, net	(771)	(662)
Changes in deferred revenue	216,765	179,265
Changes in other operating assets and liabilities	(89,396)	(92,759)
Net cash provided by operating activities	695,601	454,515

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(97,891)	(277,566)
Purchases of property and equipment	(48,633)	(64,676)
Proceeds from the sale of property	—	57,779
Purchases and sales of long-term investments, intangibles and other assets, net	3,426	(1,524)
Net cash used for investing activities	(143,098)	(285,987)

Cash flows from financing activities:
Purchases of treasury stock	(300,000)	(125,000)
Proceeds from (costs of) issuance of treasury stock, net	(6,283)	42
Repayment of capital lease obligations	(22)	—
Excess tax benefits from stock-based compensation	5,836	9,808
Net cash used for financing activities	(300,469)	(115,150)
Effect of exchange rate changes on cash and cash equivalents	(8,391)	(6,110)
Net increase in cash and cash equivalents	243,643	47,268
Cash and cash equivalents at beginning of period	767,672	829,292
Cash and cash equivalents at end of period	$1,011,315	$876,560

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended			Year Ended
	December 2, 2016	November 27, 2015	September 2, 2016	December 2, 2016	November 27, 2015
Operating income:

GAAP operating income	$472,280	$290,434	$369,325	$1,493,602	$903,095
Stock-based and deferred compensation expense	86,584	81,705	86,070	351,553	338,047
Restructuring and other charges	(285)	521	(338)	(1,508)	1,559
Amortization of purchased intangibles	31,143	37,678	36,082	136,056	152,590
Loss contingency reversal	—	—	—	—	(10,000)
Non-GAAP operating income	$589,722	$410,338	$491,139	$1,979,703	$1,385,291

Net income:

GAAP net income	$399,613	$222,705	$270,788	$1,168,782	$629,551
Stock-based and deferred compensation expense	86,584	81,705	86,070	351,553	338,047
Restructuring and other charges	(285)	521	(338)	(1,508)	1,559
Amortization of purchased intangibles	31,143	37,678	36,082	136,056	152,590
Investment (gains) losses, net	(1,385)	(622)	(1,532)	1,570	(961)
Gain on sale of property assets	—	(21,415)	—	—	(21,415)
Loss contingency reversal	—	—	—	—	(10,000)
Income tax adjustments	(63,118)	(8,674)	(14,569)	(137,350)	(35,826)
Non-GAAP net income	$452,552	$311,898	$376,501	$1,519,103	$1,053,545

Diluted net income per share:

GAAP diluted net income per share	$0.80	$0.44	$0.54	$2.32	$1.24
Stock-based and deferred compensation expense	0.17	0.16	0.17	0.70	0.67
Amortization of purchased intangibles	0.06	0.07	0.07	0.27	0.30
Gain on sale of property assets	—	(0.04)	—	—	(0.04)
Loss contingency reversal	—	—	—	—	(0.02)
Income tax adjustments	(0.13)	(0.01)	(0.03)	(0.28)	(0.07)
Non-GAAP diluted net income per share	$0.90	$0.62	$0.75	$3.01	$2.08

Shares used in computing diluted net income per share	501,176	506,012	503,669	504,299	507,164

Non-GAAP Results (continued)

Three Months Ended
December 2, 2016
Effective income tax rate:

GAAP effective income tax rate	12.5%
Resolution of income tax examinations	10.5
Stock-based and deferred compensation expense	(1.5)
Amortization of purchased intangibles	(0.5)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.